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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-29671 333-29671-01) and the Joint Registration Statement on Form S-4 (File No. 333-39875 and 333-39875-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company as amended of our reports dated
(i) February 12, 1997, except for Note 21, Note 22 and the last paragraph of
Note 2, as to which the date is December 1, 1997, of our audit of the consolidated financial statements of Interstate Hotels Company, (ii) dated January 17, 1996, on our audit of the financial statements of Troy Hotel Investors and (iii) dated February 7, 1995, on our audit of the financial statements of Troy Park Associates.


                                                    /s/ Coopers & Lybrand L.L.P.


Pittsburgh, Pennsylvania
December 8, 1997